CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Lisa Lilienthal, PR for Interface, Inc. 404-661-3679

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2012 RESULTS

ATLANTA, Georgia, February 14, 2013 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the fourth quarter and fiscal year ended December 30, 2012.

“We had a solid top line in the fourth quarter, led by our Americas division which posted a record number for fourth quarter sales,” said Daniel T. Hendrix, Chairman and CEO.  “We also saw good sales growth in emerging geographic markets, while Europe continued to stabilize and our Australia business became better adapted to a temporary import model following the plant fire in the third quarter that has suspended manufacturing there.  Even with the disruption in Australia, gross margin improved 140 basis points year-over-year and held even sequentially with the prior quarter.”

Mr. Hendrix added that the Company has leased a new building to replace its damaged Australian plant and expects to have the new facility operational in the fourth quarter of 2013.  He also noted the transition of the Company’s ticker symbol on Nasdaq to TILE, calling it, “a representation of our worldwide leadership as the only global manufacturer dedicated exclusively to carpet tile.”

Fourth Quarter 2012 Financial Results
SALES:  Sales for the fourth quarter of 2012 were $249.6 million, up slightly compared with sales of $244.5 million in the fourth quarter of 2011.
•
The Americas division, up 8.2% year-over-year, led the increase, with segment growth in corporate office (up 16%), education (up 14%), government (up 22%) and hospitality (up 63%) offsetting decreases in the retail (down 31%) and healthcare (down 16%) segments.

•
The Asia-Pacific region was essentially even year-over-year, with sales growth in China and Southeast Asia offsetting declines in Japan and Australia.  Australia’s sales continue to be impacted by the plant fire and the transition to a temporary import model, with product for Australia currently being manufactured at the Company’s other plants worldwide.  Corporate office sector sales in the Asia-Pacific region were up 14% year-over-year, with other segments steady or slightly down.

•	The European region was down 3% in local currency, or 7% as reported in U.S. dollars. Sales in local currency increased in the government (up 11%), retail (up 27%) and hospitality (up 12%) segments.

•
As previously announced, the Company completed the sale of its Bentley Prince Street business segment in August of 2012.  Results for Bentley Prince Street for the 2012 fourth quarter and full year, and for all prior periods, have been classified as discontinued operations.

OPERATING INCOME:  Excluding a $2.3 million restructuring charge and $0.8 million of Australia fire expenses, operating income in the 2012 fourth quarter was $21.9 million, or 8.8% of sales.  (Including those charges and expenses, operating income was $18.8 million, or 7.5% of sales.)  This compares with operating income in the 2011 fourth quarter of $20.7 million, or 8.5% of sales, excluding a restructuring charge of $5.8 million in that period.  (Including the prior year period restructuring charge, operating income in the 2011 fourth quarter was $14.9 million, or 6.1% of sales).  SG&A expenses in the quarter were $63.2 million, or 25.3% of sales, versus 24.2% in the fourth quarter of 2011 and up sequentially from 23.9% in the third quarter of 2012.  The increase was largely attributable to additional sales and marketing expenditures, primarily from the opening of five new FLOR stores, as well as higher incentive compensation.

INCOME FROM CONTINUING OPERATIONS:  Excluding the above-mentioned restructuring charge and Australia fire expenses, the Company reported income from continuing operations of $10.4 million, or $0.16 per diluted share, in the fourth quarter of 2012.  With these items, income from continuing operations was $7.4 million, or $0.11 per diluted share.  Excluding the $5.8 million restructuring charge in the prior year period, income from continuing operations was $9.0 million, or $0.14 per diluted share (including the charge, $5.0 million, or $0.08 per diluted share) in the fourth quarter of 2011.

NET INCOME: After the items discussed above, net income for the quarter was $7.4 million, or $0.11 per diluted share.  This compares with net income of $3.9 million, or $0.06 per diluted share, in the fourth quarter last year, which included a loss from discontinued operations of $1.1 million related to the former Bentley Prince Street operations.

FISCAL YEAR 2012 FINANCIAL SUMMARY
•
SALES:  For the full year 2012, sales were $932.0 million, compared with $953.0 million in 2011, a decrease of 2.2%.  Fluctuations in currency exchange rates negatively impacted 2012 sales by approximately 2% (approximately $15 million) relative to the prior year.

•
OPERATING INCOME:  Excluding restructuring and asset impairment charges totaling $19.4 million and $1.7 million of expenses related to the Australia fire, operating income for 2012 was $85.8 million, or 9.2% of sales.  This compares with operating income in 2011, excluding restructuring charges, of $91.5 million, or 9.6% of sales.  Including all items, operating income was $64.6 million in 2012, compared with $85.7 million in the prior year.

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

•
INCOME FROM CONTINUING OPERATIONS:  Excluding restructuring and asset impairment charges and Australia fire expenses, income from continuing operations in 2012 was $39.4 million, or $0.60 per diluted share (with these items included, it was $22.9 million, or $0.35 per diluted share).  This compares with 2011 income from continuing operations, excluding a restructuring charge, of $42.3 million, or $0.65 per diluted share (with the charge included, last year’s income from continuing operations was $38.3 million, or $0.58 per diluted share).

•
NET INCOME:  Including all items, as well as a loss from discontinued operations of $17.0 million, the Company reported 2012 net income of $5.9 million, or $0.09 per diluted share.  In 2011, net income was $38.7 million, or $0.59 per diluted share.

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “We ended the year in a strong financial position, with a cash balance of $90.5 million.  Orders were up 4.6% on a consolidated basis in the fourth quarter, with strength in the U.S. and decent improvements in Europe and Asia.  While the impact of the fire at our Australia plant remains difficult to quantify, we believe the diminished level of business in the country negatively affected operating income in the range of $2.5 million to $3.5 million in the fourth quarter.  Our consumer business, FLOR, ended the quarter with a healthy year-over-year increase in sales, a consequence of robust retail store expansion in 2012.  In addition, our China plant swung from a loss to a profit during the quarter, as its production volume ramped up to support our Australia business.

Mr. Hendrix concluded, “We are encouraged by our prospects for 2013, particularly in the U.S., Latin America, China and Southeast Asia, where robust project activity and improving macro-environments bode well for our continued growth.  We also look forward to a good year for our FLOR consumer business, as our retail stores – now at 18 locations with more on the way – continue to mature and yield bigger profits.  We are targeting further gross profit expansion from lean manufacturing, primarily in the Americas, and from gaining further efficiency importing into Australia, and we will limit additional SG&A spending while growing the top line to get these expenses back to an optimal percentage of sales.”

Webcast and Conference Call Information
The Company will host a conference call tomorrow morning, February 15, 2013, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2012 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at the following address:
HTTP://EDGE.MEDIA-SERVER.COM/M/P/9RB7AF6S/LAN/EN or through the Company's website at:
HTTP://WWW.INTERFACEGLOBAL.COM/INVESTOR-RELATIONS.ASPX. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR  brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/30/12	01/01/12	12/30/12	01/01/12

Net Sales	$249,595	$244,478	$932,020	$953,045
Cost of Sales	164,497	164,603	614,841	618,303
Gross Profit	85,098	79,875	317,179	334,742
Selling, General & Administrative Expenses	63,224	59,177	231,358	243,287
Restructuring and Asset Impairment Charges	2,339	5,755	19,425	5,755
Expenses Related to Australia Fire	768	--	1,748	--
Operating Income	18,767	14,943	64,648	85,700
Interest Expense	5,892	6,353	25,024	26,325
Other Expense, Net	697	563	1,521	465
Income Before Taxes	12,178	8,027	38,103	58,910
Income Tax Expense	4,786	3,017	15,204	20,640
Income from Continuing Operations	7,392	5,010	22,899	38,270
Discontinued Operations, Net of Tax	--	(1,096)	(16,956)	451
Net Income	$7,392	$3,914	$5,943	$38,721

Earnings (Loss) Per Share – Basic
Continuing Operations	$0.11	$0.08	$0.35	$0.59
Discontinued Operations	--	(0.02)	(0.26)	0.01
Earnings (Loss) Per Share – Basic	$0.11	$0.06	$0.09	$0.59

Earnings (Loss) Per Share – Diluted
Continuing Operations	$0.11	$0.08	$0.35	$0.58
Discontinued Operations	--	(0.02)	(0.26)	0.01
Earnings (Loss) Per Share – Diluted	$0.11	$0.06	$0.09	$0.59

Common Shares Outstanding – Basic	65,964	65,481	65,767	65,291
Common Shares Outstanding – Diluted	66,119	65,644	65,900	65,486

Orders from Continuing Operations	230,700	220,600	965,200	967,800

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	12/30/12	01/01/12
Assets

Cash	$90,533	$50,624
Accounts Receivable	137,313	140,800
Inventory	141,176	140,485
Other Current Assets	61,629	30,221
Assets of Businesses Held for Sale	--	60,683
Total Current Assets	430,651	422,813
Property, Plant & Equipment	165,725	177,925
Other Assets	192,991	171,534
Total Assets	$789,367	$772,272

Liabilities
Accounts Payable	$56,292	$52,226
Accrued Liabilities	97,424	90,693
Liabilities of Businesses Held for Sale	--	8,269
Current Portion of Long-Term Debt	8,110	--
Total Current Liabilities	161,826	151,188
Senior and Senior Subordinated Notes	275,000	294,507
Other Long-Term Liabilities	56,839	45,538
Total Liabilities	493,665	491,233
Shareholders’ Equity	295,702	281,039
Total Liabilities and Shareholders’ Equity	$789,367	$772,272

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	12/30/12		01/01/12

Net Income		$5.9		$38.7
Adjustments for Discontinued Operations		(17.0)		0.5
Net Income from Continuing Operations		$22.9		$38.2
Depreciation and Amortization		30.0		35.3
Deferred Income Taxes and Other Items		(12.0)		6.2
Change in Working Capital
Accounts Receivable	21.1		(7.5)
Inventories	1.1		(31.6)
Prepaids	(11.9)		1.4
Accounts Payable and Accrued Expenses	(4.3)		(17.6)
Cash Provided from Operating Activities		46.9		24.4
Cash Provided By (Used in) Investing Activities		7.8		(39.6)
Cash Used in Financing Activities		(15.9)		(3.6)
Effect of Exchange Rate Changes on Cash		1.1		0.2
Net Increase (Decrease) in Cash		$39.9		$(18.6)

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Twelve Months Ended
	12/30/12	01/01/12	% Change	12/30/12	01/01/12	% Change
Operating Income (Loss)
Modular Carpet	$20.1	$17.7	13.6%	$67.6	$94.0	(28.1%)
Corporate Income, Expenses and Eliminations	(1.3)	(2.8)	53.6%	(3.0)	(8.3)	63.9%
Total	$18.8	$14.9	26.2%	$64.6	$85.7	(24.6%)

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

	Twelve Months Ended	Twelve Months Ended
	12/30/12	01/01/12
Operating Income, Excluding Restructuring Charges and Expenses Related to Australia Fire	$85.8	$91.5
Restructuring Charges	(19.4)	(5.8)
Expenses Related to Australia Fire	(1.7)	--
Operating Income, As Reported	$64.6	$85.7

	Twelve Months Ended	Twelve Months Ended
	12/30/12	01/01/12
Income From Continuing Operations, Excluding Restructuring Charges and Expenses Related to Australia Fire	$39.4	$42.3
Restructuring Charges (net of tax of $4.9 million in 2012 and $1.8 million in 2011)	(14.5)	(4.0)
Expenses Related to Australia Fire (after tax impact of $0.2 million in 2012)	(2.0)	--
Income from Continuing Operations, As Reported	$22.9	$38.3

	Twelve Months Ended	Twelve Months Ended
	12/30/12	01/01/12
Diluted Earnings Per Share From Continuing Operations, Excluding Restructuring Charges and Expenses Related to Australia Fire	$0.60	$0.65
Restructuring Charges, After Tax	(0.22)	(0.06)
Expenses related to Australia Fire, After Tax	(0.03)	--
Diluted Earnings Per Share From Continuing Operations, As Reported	$0.35	$0.58

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

	Three Months Ended	Three Months Ended
	12/30/12	01/01/12
Income from Continuing Operations, Excluding Restructuring Charge and Expenses Related to Australia Fire	$10.4	$9.0
Restructuring Charge (net of tax of $0.6 million in 2012 and $1.8 million in 2011)	(1.7)	(4.0)
Expenses Related to Australia Fire (after tax impact of $0.5 million)	(1.3)	--
Income from Continuing Operations, As Reported	$7.4	$5.0

	Three Months Ended	Three Months Ended
	12/30/12	01/01/12
Diluted Earnings Per Share from Continuing Operations, Excluding Restructuring Charge and Expenses Related to Australia Fire	$0.16	$0.14
Restructuring Charge, After Tax	(0.03)	(0.06)
Expenses Related to Australia Fire, After Tax	(0.02)	--
Diluted Earnings Per Share from Continuing Operations, As Reported	$0.11	$0.08

	Three Months Ended	Three Months Ended
	12/30/12	01/01/12
Operating Income, Excluding Restructuring Charge and Expenses Related to Australia Fire	$21.9	$20.7
Restructuring Charge	(2.3)	(5.8)
Expenses Related to Australia Fire	(0.8)	--
Operating Income, As Reported	$18.8	$14.9

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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